Exhibit 99.1

Global Power Equipment Group Inc.

Reports First Quarter FY2004 EPS of $0.02

Restructuring Charge of $2.0 Million Impacts EPS by $0.03 Per Share,

Firm Backlog At $200 Million

TULSA, Oklahoma, April 26, 2004 – Global Power Equipment Group Inc. (NYSE: GEG), a leading design, engineering and fabrication firm providing a broad array of equipment and services to diversified global companies engaged in the power and process industries, today reported financial results for the first quarter ended March 27, 2004.

Global Power Equipment Group reported earnings for the first quarter of fiscal 2004 of $0.8 million, or $0.02 per diluted share, on revenues of $55.1 million. This compares to net earnings of $6.9 million, or $0.15 per diluted share, on revenues of $77.0 million for the first quarter of fiscal 2003. First quarter 2004 earnings include the effect of the previously announced restructuring charge of approximately $2.0 million or $0.03 per share.

The Company’s gross profit for the first quarter of 2004 totaled $11.8 million representing a 21.4 percent gross margin compared to a gross profit of $21.2 million and a gross margin of 27.5 percent in the first quarter of last year. A more competitive market environment coupled with higher steel prices contributed to the lower gross margin performance during the first quarter.

The Company generated EBITDA (earnings before income taxes, plus interest, depreciation and amortization) of $2.4 million for the first quarter of 2004, down from the $12.7 million recorded during the same period in 2003. The decrease in EBITDA was principally due to lower revenues at a lower gross margin and the $2.0 million restructuring charge.

The Company had cash and cash equivalents of $53.4 million on hand at the end of the first quarter of 2004, up $2.1 million from the level on hand at the end of 2003. In addition, the Company’s long-term debt was reduced by $8.3 million from the end of 2003 due to another voluntary prepayment and stood at $16.6 million.

“As we have previously communicated, activity in the markets we serve outside of the United States continues to increase dramatically and our firm backlog is rising as we win our share of new orders,” stated Larry Edwards, Global Power Equipment Group’s chairman, president and chief executive officer. “However, recent sharp price increases for steel, combined with competitive pressures, will likely impact our gross margin somewhat over the near-term. Going forward, we have taken a number of steps to minimize the impact of higher steel costs. These include working more closely with our material suppliers, our international manufacturing partners and our customers.”

At the end of the first quarter, the Company’s firm backlog totaled $200 million compared to $178 million at the end of December 2003 and $258 million at the end of March 2003. Approximately 82

Global Power Equipment Group Inc.

First Quarter 2004 Earnings – Page 2

percent of the Company’s new bookings during the first quarter originated from projects outside of the United States compared to only 19 percent during the first quarter of 2003.

Non-GAAP Financial Measure

The Company believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to income before income taxes, as well as additional information concerning EBITDA, is included in the exhibits to this release.

Earnings Estimate

Based upon information management currently has evaluated, in conjunction with this release,management has left its previously issued fiscal year 2004 revenue and earnings guidance unchanged (not including an estimated $0.04 of restructuring charges for the entire year) and establishes an estimate of second quarter 2004 earnings of approximately $0.00 to $0.02 per share on estimated revenues of approximately $45 to $50 million and gross margins of 17% to 19%.

About Global Power Equipment Group

Oklahoma based Global Power Equipment Group Inc. (NYSE: GEG) is a leading designer, engineer and fabricator of a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 30 years of power generation industry experience. The Company’s equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance and repair. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

Statements contained in this release regarding the Company’s or management’s intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operating results, are forward looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected. Information concerning some of the factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the period ending December 27, 2003, and other reports on file with the U.S. Securities and Exchange Commission.

Company Contact:

Bob Zwerneman

Director of Investor Relations

(918) 274-2398

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

Global Power Equipment Group Inc.

First Quarter 2004 Earnings – Page 3

GLOBAL POWER EQUIPMENT GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	March 27, 2004	March 29, 2003
Revenues	$55,126	$77,026
Cost of sales	43,313	55,808

Gross profit	11,813	21,218
Selling and administrative expenses	10,261	9,464

Operating income	1,552	11,754
Interest expense	200	498

Income before income taxes	1,352	11,256
Income tax provision	514	4,390

Net income available to common stockholders	$838	$6,866

Basic income per common share

Weighted average shares outstanding—basic	45,657	43,988

Net income available to common stockholders	$0.02	$0.16

Diluted income per common share

Weighted average shares outstanding—diluted	46,727	45,609

Net income available to common stockholders	$0.02	$0.15

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

Global Power Equipment Group Inc.

First Quarter 2004 Earnings – Page 4

GLOBAL POWER EQUIPMENT GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 27, 2004	December 27, 2003
ASSETS
Current assets:
Cash and cash equivalents	$53,414	$51,315
Accounts receivable, net of allowance of $1,333 and $1,325	34,889	42,582
Inventories	3,881	3,013
Costs and estimated earnings in excess of billings	42,206	40,706
Deferred tax assets	15,209	17,315
Other current assets	8,833	3,983

Total current assets	158,432	158,914
Property, plant and equipment, net	20,030	20,740
Deferred tax assets	53,409	55,094
Goodwill, net	45,000	45,000
Other assets	1,595	1,248

Total assets	$278,466	$280,996

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$14	$14
Accounts payable	14,787	18,974
Accrued compensation and employee benefits	3,779	7,285
Accrued warranty	15,038	15,004
Billings in excess of costs and estimated earnings	60,494	53,293
Other current liabilities	4,724	5,203

Total current liabilities	98,836	99,773

Other long-term liabilities	1,888	1,888
Long-term debt, net of current maturities	16,633	24,949
Commitments and contingencies
Stockholders’ equity
Common stock	463	452
Paid-in capital deficit	(19,553)	(25,492)
Accumulated comprehensive income	2,551	2,616
Retained earnings	177,648	176,810

Total stockholders’ equity	161,109	154,386

Total liabilities and equity	$278,466	$280,996

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

Global Power Equipment Group Inc.

First Quarter 2004 Earnings – Page 5

GLOBAL POWER EQUIPMENT GROUP INC.

SUPPLEMENTAL STATISTICAL INFORMATION

(in thousands)

	Three Months Ended
	March 27, 2004	March 29, 2003
Income before income taxes	$1,352	$11,256
Add back:
Interest expense	200	498
Depreciation and amortization	838	908

EBITDA (a)	$2,390	$12,662

(a)	EBITDA, represents income before income taxes plus interest, depreciation and amortization. The EBITDA presented above, while considered the most common definition used by investors and financial analysts, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDA,

while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP.